                                                                    EXHIBIT 10.8

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Amended and Restated Employment Agreement (the "Agreement") is made, entered into and is effective as of January 1, 2001 (the "Effective Date") by and between iPCS Wireless, Inc., a Delaware corporation (the "Company"), Timothy
M. Yager ("Executive") and, for the limited purposes specified herein, iPCS, Inc., a Delaware corporation (the "Parent").

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, Illinois PCS, LLC, an Illinois limited liability company ("LLC"), Executive and the Parent previously entered into an Amended and Restated Employment Agreement dated as of July 1, 2000 (the "Prior Agreement");

     WHEREAS, pursuant to a reorganization, LLC was merged into the Company, a subsidiary of Parent, the Company was the survivor of the merger and the Company was thereafter substituted for LLC under the Prior Agreement; and

     WHEREAS, the Company and Executive desire to amend, restate and continue the Prior Agreement in the form of this Agreement, all effective as of the Effective Date;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company, Executive and, for the limited purposes specified, the Parent, as follows:

     1.   Employment Period.  Subject to the terms and conditions of this
          -----------------
Agreement, the Company hereby agrees to employ Executive during the Employment Period (as defined below) and Executive hereby agrees to remain in the employ of the Company and to provide services during the Employment Period in accordance with this Agreement. The "Initial Employment Period" shall be the period beginning on February 29, 2000 and ending on the third anniversary thereof, unless sooner terminated as provided herein. At the conclusion of the Initial Employment Period, this Agreement shall automatically renew for additional one year terms (each a "Renewal Employment Period" and together with the Initial Employment Period, the "Employment Period") unless either party gives notice of intent not to renew at least 90 days prior to the beginning of any Renewal Employment Period.

     2.   Change in Control.  In the event of a Change in Control (as defined
          -----------------
below), the provisions of Exhibit A, which is attached hereto and which forms part of this Agreement, shall apply. For purposes of this Agreement, the term "Change in Control" shall mean a change in the beneficial ownership of the voting stock of the Parent or a change in the composition of the Parent's Board of Directors (the "Board") that occurs as follows:

     (a) any "Person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Parent, any entity owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent, or any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or its subsidiaries or such proportionately owned corporation) becomes through acquisitions of securities of the Parent after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the then outstanding securities of the Parent having the right to vote for the election of directors;

     (b) the completion of a merger, consolidation or other business combination of the Parent with any other corporation or other entity (consummated in a single transaction or a series of related transactions) which has been approved by the stockholders of the Parent, other than (i) a merger, consolidation or other business combination which would result in the voting securities of the Parent (including, for all purposes of this paragraph (b), securities convertible into common stock on an as-converted basis) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Parent or such surviving entity outstanding immediately after such merger, consolidation or business combination, or (ii) a merger, consolidation or business combination effected to implement a recapitalization of the Parent (or similar transaction) in which no Person acquires more than 15% of the then outstanding securities of the Parent having the right to vote for the election of directors;

     (c) the completion of a plan of complete liquidation of the Parent which has been approved by the Parent's stockholders or the sale or disposition by the Parent of all or substantially all of the assets of the Parent (or any transaction having a similar effect); or

     (d) during any 24 month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Parent to effect a transaction described in paragraph (a), (b) or
          (c) of this Section 2) whose election by the Board or nomination for election by the stockholders of the Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

     3.   Duties.  Executive agrees that during the Employment Period from and
          ------
after the Effective Date, while Executive is employed by the Company, Executive will devote Executive's full business time, energies and talents to serving as the President and Chief Executive Officer of the Company and the Parent, at the direction of the Board. Executive shall have such duties and responsibilities as may be assigned to Executive from time to time by the Board, shall perform all duties assigned to Executive faithfully and efficiently, subject to the direction of the Board and shall have such authorities and powers as are inherent to the undertakings applicable to Executive's position and necessary to carry out the responsibilities and duties required of Executive hereunder. Executive will perform the duties required by this Agreement at the Company's principal place of business unless the nature of such duties requires otherwise. So long as Executive is the Chief Executive Officer of the Parent, he shall be serve as member of the Board and if the Parent forms an Executive Committee of the Board, Executive shall serve as a member of such committee. Notwithstanding the foregoing, during the Employment Period, Executive may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, educational, religious and similar type activities to the extent such activities do not, in the reasonable judgment of the Board, inhibit, prohibit, interfere with or conflict with Executive's duties under this Agreement or conflict in any material way with the business of the Parent, the Company and their respective affiliates; provided, however, that Executive shall not serve on the board of directors of any business (other than the Parent or the Company) or hold any other position with any business without receiving the prior written consent of the Board, which consent may not be unreasonably withheld.

     4.   Compensation and Benefits.  Subject to the terms and conditions of
          -------------------------
this Agreement, during the Employment Period, while Executive is employed by the Company, the Company shall compensate Executive for Executive's services as follows for periods following the Effective Date:

     (a) Executive shall be compensated at an annual rate of $275,000 (the "Annual Base Salary"), which shall be payable in accordance with the normal payroll practices of the Company. Beginning on January 1, 2002 and on each anniversary of such date, Executive's rate of Annual Base Salary shall be reviewed by the Board and/or the Compensation Committee of the Board (the "Compensation Committee"), and following such review, the Annual Base Salary may be adjusted upward but in no event will be decreased.

     (b) Executive shall be entitled to receive performance based annual incentive bonuses ("Incentive Bonus") from the Company in accordance with the Company's Executive Compensation Strategy and Incentive Design Plan as in effect from time to time (the "Incentive Bonus Plan"). The annual Incentive Bonus at the target level of performance will be 60% of the Annual Base Salary for the year to which the bonus relates (the "Target Incentive Bonus"). The annual Incentive Bonus may range from 50% to 200% of the Target Incentive Bonus based the level of the Company's and Executive's performance. In addition, the Incentive Bonus is subject to further adjustment as described below.

          After discussions with Executive, the Compensation Committee shall establish annual incentive goals that provide Executive with the opportunity to earn an annual Incentive Bonus. Such goals will be delivered in writing to Executive annually on or about December 15 of each year. Within 45 days after the end of each fiscal year of the Company, the Compensation Committee shall review the goals for the prior year and develop recommendations as to the amount of Incentive Bonus Executive is eligible to receive based on the satisfaction of the applicable criteria. The Compensation Committee's recommendation may include recommendations to increase or decrease the Incentive Bonus by up to an additional 20% based on individual performance. All such recommendations will be submitted to the Board for review and amendment (if necessary). Promptly after review by the Board, Executive shall be notified of the outcome and, if applicable, any Incentive Bonus that was awarded shall be paid. Notwithstanding the Board's review of the Compensation Committee's recommendations, the Compensation Committee shall have the final authority to determine any Incentive Bonus actually payable to Executive hereunder, subject to the terms and conditions of this Agreement and the Incentive Bonus Plan.

     (c) Executive shall be entitled to the "Retention Bonus" as set forth in Exhibit B, which is attached hereto and which forms a part of this Agreement.

     (d) For each year, the Compensation Committee shall consider granting to Executive stock options under the Parent's Amended and Restated 2000 Long-Term Incentive Plan (the "Incentive Plan"). Executive will participate in stock option grants generally awarded to senior executives of the Company. Any Stock Options (as defined in the Prior Agreement) granted to Executive shall fully vest and become exercisable in accordance with the provisions of the Prior Agreement and the terms of the agreement evidencing the grant of the Stock Options.

     (e) Except as otherwise specifically provided to the contrary in this Agreement, Executive shall be provided with pension and welfare fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees and Executive shall be entitled to no less than four weeks' vacation for each calendar year.

     (f) Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management employees of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company's expense reimbursement policy and actually incurred by Executive in the promotion of the Company's business.

     (g) The Company shall provide Executive with all other perquisites approved by the Board from time to time, including without limitation
          (i) a car allowance of $850 per month, (ii) initiation fees and periodic dues and assessments at a country club of Executive's choice, provided that the Board, or its designee, has approved an annual maximum for these payments, such approval not to be unreasonably withheld, (iii) reimbursement for legal and financial planning professional fees incurred by Executive in an amount up to $5,000 per year, and (iv) a Company purchased term life insurance policy covering Executive with a minimum death benefit of $5,000,000, with Executive having the right to name the beneficiary and assume ownership of the policy upon termination of this Agreement.

     (h) Executive shall be entitled to the "Gross-Up Payment" as described in Exhibit C, which is attached hereto and which forms a part of this Agreement.

     5.   Rights and Payments Upon Termination.  Executive's right to benefits
          ------------------------------------
and payments, if any, for periods after the date on which Executive's employment with the Company and its affiliates terminates for any reason (the "Termination Date") shall be determined in accordance with this paragraph 5:

     (a)  Minimum Payments.  If Executive's Termination Date occurs during the
          ----------------
          Employment Period for any reason, Executive shall be entitled to the following payments, in addition to any payments or benefits to which Executive may be entitled under the following provisions of this paragraph 5 (other than this paragraph (a)) or the express terms of any employee benefit plan or as required by law:

          (i) Executive's earned but unpaid Annual Base Salary for the period ending on Executive's Termination Date;

          (ii) Executive's earned but unpaid Incentive Bonus for the prior fiscal year;

          (iii) Executive's accrued but unpaid vacation pay for the period ending with Executive's Termination Date, as determined in accordance with the Company's policy as in effect from time to time; and

          (iv) Executive's unreimbursed business expenses and all other items earned and owed to Executive through and including or benefits which have vested as of the Termination Date; and

          (v)    the Gross-Up Payment to the extent provided by Exhibit C.

          Payments to be made to Executive pursuant to this paragraph 5(a) shall be made within 30 days after Executive's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement or as otherwise provided by law, nothing in this Agreement shall be construed as requiring Executive to be treated as employed by the Company following Executive's Termination Date for purposes of any employee benefit plan or arrangement in which Executive may participate at such time.

     (b)  Termination By Company for Cause. If Executive's Termination Date
          --------------------------------
          occurs during the Employment Period and is a result of the Company's termination of Executive's employment on account of Cause (as defined in paragraph 5(f) below), then, except as described in paragraph 5(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive's Termination Date.

     (c)  Termination for Death or Disability.  If Executive's Termination Date
          -----------------------------------
          occurs during the Employment Period and is a result of Executive's death or Disability, then, except as described in paragraph 5(a) or as agreed in writing between Executive and the Company, Executive (or in the event of Executive's death, Executive's estate) shall be entitled to the following:

          (i) continuing payments of Executive's Annual Base Salary (payable in accordance with paragraph 4(a)) for the Continuation Period (as defined below);

          (ii) continuation of health benefits for Executive and Executive's dependents for the Continuation Period at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under
                 Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code");

          (iii) immediate vesting of any and all stock options held by Executive;

          (iv) a lump sum payment equal to the Target Incentive Bonus for the year in which the Termination Date occurs; and

          (v) a lump sum payment of all Deferred Amounts (as described in Exhibit B).

          For purposes of this Agreement, the "Continuation Period" shall be the period commencing on Executive's Termination Date and ending on the earlier of (A) the first anniversary of Executive's Termination Date, or (B) if applicable, the date on which Executive violates the provisions of paragraphs 6 or 7 of this

          Agreement. All lump sum payments required under this paragraph 4(c) shall be made no later than 15 days after the Termination Date.

     (d)  Certain Terminations by the Company or Executive.  If Executive's
          ------------------------------------------------
          Termination Date occurs during the Employment Period and is a result of Executive's termination of employment (i) by the Company for any reason other than Cause (and is not on account of Executive's death, Disability, or voluntary resignation, the mutual agreement of the parties or pursuant to paragraph 5(e)), (ii) by Executive following the Company's breach of this Agreement in any material respect and failure to cure the breach within 30 days after notice thereof from Executive, or (iii) by Executive within 60 days after Executive's principal place of employment with the Company is relocated outside of the greater Chicago metropolitan area, then, except as described in paragraph 5(a) or as agreed in writing between Executive and the Company, Executive shall be entitled to the following payments and benefits:

          (A) continuing payments of Executive's Annual Base Salary (payable in accordance with paragraph 4(a)) for the Continuation Period;

          (B) continuation of health benefits for Executive and Executive's dependents for the Continuation Period at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under Section 4980B of the Code;

          (C) a lump sum payment equal to the Target Incentive Bonus for the year in which the Termination Date occurs;

          (D) immediate vesting of any and all stock options held by Executive; and

          (E) a lump sum payment equal to the sum of (I) the Deferred Amounts, and (II) any portion of the Retention Bonus for the year in which the Termination Date occurs and any future years which has not been paid to Executive.

          All lump sum payments required under this paragraph 5(d) shall be made within 15 days after the Termination Date. Notice by the Company that the term of this Agreement will not be renewed will not result in Executive being eligible for any payments or benefits contemplated by this paragraph 5(d); provided, however, that Executive shall be entitled to the payments described in clause (E). If Executive is entitled to payments and benefits pursuant to Exhibit A, he shall not also be entitled to payments and benefits under this paragraph 5(d).

     (e)  Termination for Voluntary Resignation, Mutual Agreement or Other
          ----------------------------------------------------------------
          Reasons. If Executive's Termination Date occurs during the Employment
          -------
          Period and is a result of Executive's voluntary resignation, the mutual agreement of the parties, or any reason other than those specified in paragraphs (b), (c), or (d) above or Exhibit A, then, except as described in paragraph 5(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive's Termination Date.

     (f)  Definitions.  For purposes of this Agreement:
          -----------

          (i) the term "Cause" shall mean (A) the continuous failure by Executive to substantially perform Executive's duties under this Agreement, as determined by the Board and after expiration of a cure period of 30 days following Executive's receipt of written notice from the Board describing such failure; (B) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Board, (C) conduct by Executive that involves theft, fraud or dishonesty, (D) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours, or (E) Executive's violation of the provisions of paragraph 6 or 7 of this Agreement; and

          (ii) the term "Disability" shall mean the inability of Executive to continue to perform Executive's duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 120 days within any 12-month period, as determined in the sole discretion of the Board.

Notwithstanding any other provision of this Agreement, Executive shall automatically cease to be an officer of the Parent, the Company and their respective affiliates as of Executive's Termination Date and, to the extent permitted by applicable law, any and all monies that Executive owes to the Company shall be repaid to the extent possible, through deduction of such amounts from any post-termination payments owed to Executive pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the Company may suspend Executive from performing Executive's duties under this Agreement; provided, however, that during the period of suspension (which shall end no later than Executive's Termination Date), Executive shall continue to be treated as an employee of the Company for other purposes, and Executive's rights to compensation or benefits hereunder shall be in effect. Other than as expressly provided in paragraphs 5(c) and (d), post-termination benefits may not be suspended or not paid.

     6.   Confidential Information.  Executive agrees that:
          ------------------------

     (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that Executive has express authorization from the Company, Executive agrees to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates (collectively, "Confidential Information") which was acquired by or disclosed to Executive during the course of Executive's employment with the Company and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

     (b) Confidential Information does not include (i) information which, at the time of disclosure is published, known publicly or is otherwise in the public domain, through no fault of Executive; (ii) information which, after disclosure is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of Executive; and (iii) information which is required to be disclosed in compliance with applicable laws or regulations or by order of a court or other regulatory body of competent jurisdiction.

     (c) To the extent that any court or agency seeks to have Executive disclose Confidential Information, Executive shall promptly inform the Company, and Executive shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's attorneys, Executive shall follow the guidelines provided by the Company's legal counsel on maintaining the confidentiality of such information and to preserve such privilege.

     (d) Nothing in the foregoing provisions of this paragraph 6 shall be construed so as to prevent Executive from using, in connection with Executive's employment for himself or an employer other than the Company and its affiliates, knowledge which was acquired by Executive during the course of Executive's employment with the Company and its affiliates and which is generally known to persons of Executive's experience in other companies in the same industry.

     7.   Noncompetition and Nonsolicitation.  While Executive is employed by
          ----------------------------------
the Company and its affiliates, and for a period of 12 months after Executive's Termination Date (except as provided in Exhibit A), Executive agrees that:

     (a) Executive will not, directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) in any person, firm, corporation, partnership or business entity (whether as an employee, officer, partner, director, agent, security holder, creditor, consultant, or otherwise) that engages in the Restricted Business (as defined below) in the Restricted Territory (as defined below);

     (b) Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, corporation, partnership or business entity, solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by Executive was (or was solicited to become), a customer of the Company, provided that the restriction in this paragraph 7(b) shall not apply to any activity on behalf of a business that is not a Restricted Business; and

     (c) Executive will not (and will not attempt to) solicit, entice, persuade or induce any individual who is employed by the Company or its affiliates to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its affiliates, and Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

For purposes of this Agreement the term (A) "Restricted Business" means the business of providing wireless telecommunication services or any other business in which the Company is materially engaged on Executive's Termination Date, and
(B) "Restricted Territory" means all of the basic trading areas (as defined in the Rand McNally Commercial Atlas and Marketing Guide or the successor thereto) in which the Company has been granted the right to carry on the Restricted Business.

     8.   Equitable Remedies.  Executive acknowledges that the Company would be
          ------------------
irreparably injured by a violation of paragraphs 6 or 7 hereof and Executive agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual or threatened breach of either paragraph 6 or 7. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     9.   Notices.  Any notices provided for in this Agreement shall be in
          -------
writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of Executive, to the most recent home address reflected in the Company's records and, in the case of the Company, to its principal executive offices, or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt. In addition, on and after Executive's Termination Date, the Company shall notify Executive of the person or persons Executive should contact regarding matters relating to this Agreement (and the address and telephone number of such person or persons) and any changes to such contact information. All notices pursuant to the preceding sentence shall be given in accordance with this Section 9.

     10.  Withholding.  All compensation payable under this Agreement (other
          -----------
than amounts payable pursuant to Exhibit A for periods following Executive's Termination Date) shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. Except as specifically required herein, the Company shall have no obligation to make any payments to Executive or to make Executive whole for the amount of any required taxes.

     11.  Successors.  This Agreement shall be binding on, and inure to the
          ----------
benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company. To the extent applicable, this Agreement shall be binding on, and inure to the benefit of, the Parent and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Parent.

     12.  Nonalienation.  The interests of Executive under this Agreement are
          -------------
not subject to the claims of Executive's creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     13.  Waiver of Breach.  The waiver by the Company, the Parent or Executive
          ----------------
of a breach of any provision of this Agreement shall not operate as or be deemed a waiver by such party of any subsequent breach. Continuation of payments hereunder by the Company following a breach by Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     14.  Severability.  It is mutually agreed and understood by the parties
          ------------
that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of paragraphs 6 or 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

     15.  Prevailing Party. In the event of any action, proceeding or litigation
          ----------------
(collectively, the "Action") between the parties arising out of or in relation to this Agreement, the prevailing party in such Action, shall be entitled to recover, in addition to any damages, injunctions, or other relief and without regard to whether the Action is prosecuted to final appeal, all of its costs and expenses including, without limitation, reasonable attorney's fees, from the non-prevailing party.

     16.  Applicable Law. This Agreement shall be construed in accordance with
          --------------
the laws of the State of Illinois, without regard to conflict of law principles.

     17.  Amendment. This Agreement may be amended or cancelled by mutual
          ---------
Agreement of the parties in writing without the consent of any other person.

     18.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

     19.  Other Agreements. This Agreement constitutes the sole and complete
          ----------------
Agreement between or among the Company, the Parent and Executive and supersedes all other prior or contemporaneous agreements, both oral and written, between or among the Company, the Parent and Executive with respect to the matters contained herein including, without limitation the Prior Agreement, and any severance agreements or arrangements between or among the parties. No verbal or other statements, inducements, or representations have been made to or relied upon by Executive. The parties have read and understand this Agreement.

     IN WITNESS THEREOF, Executive has hereunto set Executive's hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                              iPCS Wireless, Inc.


                              By:  /s/ Stebbins B. Chandor
                                   ------------------------------

                              Its:  Senior Vice President,
                                       Chief Financial Officer
                                    -----------------------------

                              EXECUTIVE


                              /s/ Timothy M. Yager
                              -----------------------------------
                              Timothy M. Yager


     IN WITNESS THEREOF, the Parent has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written, for the limited purposes specified herein.


                              iPCS, Inc.


                              By:  /s/ Alan C. Anderson
                                   --------------------------------

                              Its: Chairman
                                   --------------------------------

                                   Exhibit A
                               Change in Control
                               -----------------

     The provisions of this Exhibit A shall apply if Executive's Termination Date (i) occurs during the Employment Period, (ii) occurs on or within the one year period after the effective date of a Change in Control and (iii) is a result of the termination of Executive's employment by the Company (or its successor) for any reason other than Cause or is a result of Executive's termination of his employment with the Company (or its successor) for Good Reason (as defined in Section 2 of this Exhibit A).

     1.   Benefits and Payments on Termination. If the provisions of this
          ------------------------------------
          Exhibit A apply, then Executive shall be entitled to the following payments and benefits (in addition to any payments and benefits to which he is entitled under paragraph 5(a) of the Agreement and the following provisions of this Exhibit A):

          (a) a lump sum payment equal to two times Executive's Annual Base Salary;

          (b) continuation of health benefits for Executive and Executive's dependents, at the Company's expense, for the period beginning on the Termination Date and ending on the later of (i) the second anniversary of the Termination Date, or (ii) December 31, 2004, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under Section 4980B of the Code;

          (c) a lump sum payment equal to one year of Executive's Target Incentive Bonus for the year in which the Termination Date occurs;

          (d) immediate vesting of any and all stock options or other incentive awards held by Executive;

          (e) an amount equal to the Incentive Bonus that would have been payable to Executive for the fiscal year in which the Termination Date occurs assuming all applicable performance targets had been satisfied, pro rated (on a daily basis) through Executive's Termination Date; and

          (f) a lump sum payment equal to the sum of (i) the Deferred Amounts, and (ii) any portion of the Retention Bonus for the year in which the Termination Date occurs which has not been paid to Executive, pro rated (on a daily basis) through the Termination Date.

          Payments to be made to Executive pursuant to this Section 1 shall be made no later than 15 days after Executive's Termination Date.

     2.   Definition of Good Reason. For purposes of this Agreement, the term
          -------------------------
          "Good Reason" means the occurrence of any of the following in anticipation of or within the one year period immediately following a Change in Control: (a) the assignment to Executive of duties that are materially inconsistent with Executive's duties described in paragraph 3 of the Agreement, including, without limitation, a material diminution or reduction in Executive's office or responsibilities or a reduction in Executive's rate of Annual Base Salary, bonus (including Retention Bonus as described in Exhibit B) or other compensation or an adverse change in Executive's reporting relationship, (b) the relocation of Executive to a location that is not within 50 miles of Executive's then current principal place of business, or (c) the failure of the Company to continue in effect any of the Company's annual and long-term incentive compensation plans or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which Executive participates unless such failure to continue the plan, policy, practice or arrangement (i) is required by law, or (ii) pertains to all plan participants generally and the lost value is being replaced by a new plan, policy, practice or arrangement of reasonably equivalent value. For purposes of the foregoing, there shall be deemed to be a material diminution or reduction in Executive's office or responsibilities or a material adverse change in Executive's reporting responsibilities if Executive is ceases to report to the Board of Parent or, in the event of a Change in Control, the Board of Directors (or comparable governing body) of the ultimate parent in the chain of companies which includes the Parent and/or the Company.

     3.   Consulting Services. For the period beginning on Executive's
          -------------------
          Termination Date described in this Exhibit A and ending on December 31, 2004 (the "Consulting Term"), Executive shall use his reasonable best efforts to provide to the Company such consulting services (the "Consulting Services") as are reasonably requested by the Board relating to Executive's expertise in the wireless communication industry. Executive shall devote such time as Executive and the Board deem appropriate to performing the Consulting Services; provided, however, that in no event shall Executive be required to devote more than 80 hours per calendar month to the performance of the Consulting Services. Notwithstanding the preceding sentence, for any calendar month beginning after the first day of the sixth month of the Consulting Term, the hours that Executive is required to devote to Consulting Services hereunder for such month shall not exceed the average of the number of hours devoted by Executive for the three month period ending immediately prior to such month. Executive shall perform the Consulting Services during normal business hours, at such times as reasonably requested by the Board, taking into account reasonable scheduling requests by Executive (including time designated by Executive as vacation time) and he shall perform the Consulting Services from such locations as Executive determines to be appropriate, subject to reasonable travel which Executive determines is necessary to effectively provide the Consulting Services required of him hereunder. Subject to the provisions of paragraph 6 of the Agreement or Section 8 of this Exhibit A, nothing in this Agreement shall preclude Executive from performing services for persons or entities other than the Company during the Consulting Term to the extent such services do not interfere with his obligations under the Agreement.

     4.   Consulting Fee. For the Consulting Term, Executive shall be entitled
          --------------
          to an annual "Consulting Fee" in the amount of $400,000. The Consulting Fee shall be paid monthly no later than the 15/th/ day of each month. Any compensation that Executive otherwise receives from the Company or its affiliates, including but not limited to, compensation as a director of the Company or the compensation described in Section 1 of this Exhibit A, shall not reduce his Consulting Fee hereunder and the fact that he receives a Consulting Fee hereunder shall not reduce the compensation that he would otherwise receive for services rendered to the Company and its affiliates which are in addition to the Consulting Services.

     5.   Reimbursement of Expenses. The Company will reimburse Executive for
          -------------------------
          all expenses reasonably incurred by Executive in the performance of his duties hereunder during the Consulting Term.

     6.   Exercisability of Stock Options. The Parent agrees that for purposes
          -------------------------------
          of determining the exercisability of Executive's stock options under the Incentive Plan outstanding on the Termination Date, Executive's service with the Company (as defined in the Incentive Plan) shall not be considered to have terminated until the fifth anniversary of the Termination Date, the Parent agrees to take any and all actions necessary, if any, to amend the Incentive Plan to reflect the foregoing and the Parent agrees that each option agreement evidencing the options outstanding under the Incentive Plan are hereby amended to reflect the foregoing. Nothing in this paragraph shall be deemed to extend the expiration date of any stock option granted under the Incentive Plan past the original expiration date of such option as determined at the time of grant.

     7.   Noncompetition. For periods after Executive's Termination Date
          --------------
          pursuant to this Exhibit A, the provisions of paragraph 7 of the Agreement shall not apply. Executive agrees, however, that for the Noncompetition Period (as defined below), Executive will not, directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 10% or less of the outstanding stock) in any person, firm, corporation, partnership or business entity (whether as an employee, officer, partner, director, agent, security holder, creditor, consultant, or otherwise) that engages in the Restricted Business (as defined below) in the Restricted Territory (as defined below). For purposes of this Exhibit A:

          (a) the term "Noncompetition Period" means the period beginning on the Termination Date and ending on the first anniversary of the Termination Date;

          (b) the term "Restricted Territory" means the basic trading areas set forth in Exhibit D hereto; and

          (c) the term "Restricted Business" means the business of providing PCS mobile wireless services.

          Notwithstanding the foregoing, Executive shall not be considered to be in breach of this Section 7 to the extent that Executive engages in any otherwise prohibited activity in one-third or less of the Restricted Territory.

     8.   Relationship of Parties. It is agreed and understood between the
          -----------------------
          parties that the services performed by Executive pursuant to this Exhibit A for periods after his Termination Date will be performed as an independent contractor and not as an employee of the Company or its affiliates.

                                   Exhibit B
                                Retention Bonus
                                ---------------

     Subject to the provisions of this Exhibit B, beginning with the calendar year ending on December 31, 2001 and each calendar year thereafter through the calendar year ending on December 31, 2004, the Company shall pay to Executive an annual "Retention Bonus" which Retention Bonus shall be payable in accordance with the provisions of this Exhibit B.

     1.   Amount and Payment of Retention Bonus. The annual Retention Bonus
          -------------------------------------
          payable to Executive shall be $200,000. A portion of the Retention Bonus for a year is payable in that year (the "Current Amount") and payment of a portion (the "Deferred Amount") is deferred until the subsequent year. The amount payable in each year shall be determined as follows:


                          Current Amount   Deferred Amount   Total Payable
                          --------------   ---------------   -------------

     December 31, 2001    $100,000         $100,000          $100,000
     December 31, 2002    $ 50,000         $150,000          $150,000
     December 31, 2003    $ 50,000         $150,000          $200,000
     December 31, 2004    $200,000         None              $350,000

          To illustrate, for calendar year 2001, the Retention Bonus is $200,000; the Current Amount of $100,000 is payable on December 31, 2001 and payment of the Deferred Amount of $100,000 is deferred until December 31, 2002. On December 31, 2002, the total amount payable is $150,000, which reflects the Deferred Amount of $100,000 from 2001 plus the Current Amount ($50,000) of the Retention Bonus for calendar year 2002.

     2.   Termination. In the event Executive's Termination Date occurs for any
          -----------
          reason, then, except as specifically provided in the Agreement or Exhibit A, Executive shall have no rights to any Retention Bonus after his Termination Date (including the Deferred Amount relating to any period ending on or prior to the Termination Date).

                                   Exhibit C
                               Gross-Up Payment
                               ----------------

Subject to the provisions of this Exhibit C, Executive shall be eligible for the benefits described in this Exhibit C, and shall be subject to the terms of this Exhibit C, regardless of whether Executive is employed by the Company on or after the occurrence of a Change in Control and, if Executive's Termination Date shall have occurred, regardless of the reason for such termination.

1.   Gross-Up Payment. In the event it shall be determined that any payment,
     ----------------
     benefit or distribution (or combination thereof) from the Company, any affiliate, or trusts established by the Company or by any affiliate, for the benefit of its employees, to Executive or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, and with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property) (any of which are referred to as a "Payment") would be subject to the excise tax imposed by section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and payroll taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of: (a) the Excise Tax imposed upon the Payments; plus (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

2.   Determinations Relating to Gross-Up Payment. All determinations required
     -------------------------------------------
     to be made under this Exhibit C, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm that performed the last annual audit of the Company in the normal course of business immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Exhibit C shall be paid by the Company to Executive within fifteen (15) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the

     Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 3 of this Exhibit C and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to Executive or for Executive's benefit within five (5) days after such determination is made.

3.   Notification of Claim.  Executive shall notify the Company in writing of
     ---------------------
     any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten
     (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

     (a) give the Company any information requested by the Company relating to such claim;

     (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

     (c) cooperate with the Company in good faith in order to effectively contest such claim; and

     (d) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

4.   Refunds. If, after the receipt by Executive of an amount advanced by the
     -------
     Company pursuant to Section 3, Executive becomes entitled to receive any refund with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 3, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                   Exhibit D
                              Basic Trading Areas
                              -------------------


Illinois       Bloomington, IL                              BTA#   46
--------
               Champaign, Urbana, IL                        BTA#   71
               Clinton, IA-Sterling, IL                     BTA#   86
               Danville, IL                                 BTA#  103
               Davenport, IA-Moline, IL                     BTA#  105
               Decatur-Effingham, IL                        BTA#  109
               Galesburg, IL                                BTA#  161
               Jacksonville, IL                             BTA#  213
               Kankakee, IL                                 BTA#  225
               LaSalle-Peru-Ottawa-Streator, IL             BTA#  243
               Mattoon,IL                                   BTA#  286
               Mt. Vernon-Centralia, IL                     BTA#  308
               Peoria, IL                                   BTA#  344
               St. Louis, MO (Macoupin County, IL only)     BTA#  394
               Springfield, IL                              BTA#  426

Nebraska       Omaha, NE (partial)*                         BTA#  332
--------
               Lincoln, NE (partial)*                       BTA#  256
               Hastings, NE                                 BTA#  185
               Norfolk, NE                                  BTA#  323
               Grand Island-Kearney, NE                     BTA#  167

Iowa           Fort Dodge, IA                               BTA#  150
----
               Waterloo-Cedar Falls, IA                     BTA#  462
               Dubuque, IA                                  BTA#  118
               Burlington, IA                               BTA#   61
               Ottumwa, IA                                  BTA#  337
               Des Moines, IA (partial)*                    BTA#  111
               Marshalltown, IA                             BTA#  283
               Mason City, IA                               BTA#  285
               Cedar Rapids, IA                             BTA#   70
               Iowa City, IA                                BTA#  205

Michigan       Traverse City, MI                            BTA#  446
--------
               Saginaw-Bay City, MI                         BTA#  390
               Muskegon, MI                                 BTA#  310
               Grand Rapids, MI                             BTA#  169
               Mount Pleasant, MI                           BTA#  307
               Lansing, MI (partial)*                       BTA#  241
               Battle Creek, MI (partial)*                  BTA#   33

                                      D-1